                                                                  EXECUTION COPY

EXHIBIT 10.1


                              AMENDMENT dated as of April 23, 2002 (this
                        "Amendment") to the Credit Agreement dated as of July 21, 1999, as amended as of January 25, 2001 and as amended through November 20, 2001 (the "Credit Agreement"), among ALLIED WASTE INDUSTRIES, INC. ("Allied Waste"), ALLIED WASTE NORTH AMERICA, INC. (the "Borrower"); the lenders party thereto (the "Lenders"); and JPMORGAN CHASE BANK (f/k/a The Chase Manhattan
                        Bank), as administrative agent (in such capacity, the "Administrative Agent") and collateral agent (in such capacity, the "Collateral Agent") for the Lenders and as collateral trustee (in such capacity, the "Collateral Trustee") for the Shared Collateral Secured Parties.

            The Borrower has requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders are willing so to amend the Credit Agreement, on the terms and subject to the conditions set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.


            Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:


            SECTION 1. Amendment of Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended, effective as of the Amendment Effective Date (as defined in Section 3), as follows:


            (a) The first sentence of the definition of "Consolidated EBITDA" is amended to read in its entirety as follows:


            "Consolidated EBITDA" means, for any period, Consolidated Net
      Income of Allied Waste and its Restricted Subsidiaries, determined without giving effect to any extraordinary gains included in determining Consolidated Net Income for such period, plus, without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (a) the aggregate amount of Consolidated Interest Expenses for such period, (b) the aggregate amount of income tax expense for such period,
      (c) all amounts attributable to depreciation and amortization for such period, (d) all non-cash non-recurring charges during such period, including charges in respect of costs related to Permitted Acquisitions (it being understood that (i) non-cash non-recurring charges shall not include accruals for closure and post-closure liabilities and (ii) charges shall be deemed non-cash charges until the period that cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges; provided that, for purposes of this clause (d), Allied Waste shall be required to monitor actual cash disbursements only for those non-cash charges that exceed $1,000,000 individually and $10,000,000 in the aggregate in any fiscal year), (e) all cash charges attributable to consummation of the Transactions during such period, (f) non-recurring management fees paid to Apollo and Blackstone, (g) all non-recurring cash charges incurred in connection with Permitted Acquisitions, Investments permitted under Sections 6.05(A)(a), (h) or (i) or Sections 6.05B(a), (h) or (i) and Indebtedness permitted under Section 6.01A or Section 6.01B, (h) all losses attributable to the unwinding of interest rate swaps associated with the prepayment of associated Senior Term Loans during such period, and (i) all non-cash losses attributable to SFAS 133, SFAS 142 or SFAS 144 and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period,
      (A) all non-cash non-recurring gains during such period, (B) all gains attributable to the unwinding of interest rate swaps associated with the prepayment of associated senior Term Loans during such period and (C) all non-cash gains attributable to SFAS 133, all as determined on a Consolidated basis with respect to Allied Waste and the Restricted Subsidiaries."


            (b) The definition of "Excess Cash Flow" is amended as follows:


            (i) by revising clause (a)(iv) to read as follows: "(iv) the amount of all depreciation expense, amortization expense and other non-cash charges (including, without limitation, non-cash losses attributable to SFAS 133, SFAS 142 or SFAS 144), in each case to the extent deducted in determining Consolidated Net Income",


            (ii) by deleting the word "extraordinary" from clauses (a)(vi) and
      (b)(ix), and


            (iii) by deleting the word "and" immediately prior to clause (b)(ix) and replacing it with a comma and by adding the following immediately after clause (b)(ix): "and (x) to the extent included in determining Consolidated Net Income, all non-cash gains attributable to SFAS 133."


            SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Borrower and Allied Waste represents and warrants to each of the Lenders, the Administrative Agent, the Collateral Agent and the Collateral Trustee that, as of the Amendment Effective Date:


            (a) This Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).


            (b) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date).


            (c) After giving effect to the agreements herein, no Default or Event of Default has occurred and is continuing.


            SECTION 3. Effectiveness. This Amendment shall become effective on the first date (the "Amendment Effective Date") on which the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Required Lenders, the Borrower and Allied Waste.

            SECTION 4. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Collateral Trustee under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or Allied Waste to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.


            SECTION 5. Costs and Expenses. The Borrower and Allied Waste, jointly and severally, agree to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.


            SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.


            SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


            SECTION 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.


                                 ALLIED WASTE INDUSTRIES, INC.,


                                    by  /s/ Thomas P. Martin
                                        --------------------------
                                        Name: Thomas P. Martin
                                        Title: Vice President and
                                               Treasurer


                                 ALLIED WASTE NORTH AMERICA, INC.,


                                    by  /s/ Thomas P. Martin
                                        --------------------------
                                        Name: Thomas P. Martin
                                        Title: Vice President and
                                               Treasurer


                                 JPMORGAN CHASE BANK,
                                 individually and as Administrative Agent,
                                 Collateral Agent and Collateral Trustee,


                                    by  /s/ Robert T. Sacks
                                        __________________________
                                        Name: Robert T. Sacks
                                        Title: Managing Director